SUPPLEMENT
(TO SUPPLEMENT DATED NOVEMBER 18, 2004 TO PROSPECTUS SUPPLEMENT DATED OCTOBER 27, 2004 TO PROSPECTUS DATED APRIL 26, 2004)

                                  $708,627,000
                                  (APPROXIMATE)

              BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2004-HE9
                                     ISSUER

                   ASSET-BACKED CERTIFICATES, SERIES 2004-HE9

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


         Page S-12 under the heading "Ratings" shall be amended by changing the Moody's ratings of the Class M-7A Certificates and Class M-7B Certificates from "--" to "Ba2".

         Page S-102 under the heading "Ratings" shall be amended by changing the Moody's ratings of the Class M-7A Certificates and Class M-7B Certificates from "--" to "Ba2".

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Until 90 days after the date of this supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a supplement, prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a supplement, prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            BEAR, STEARNS & CO. INC.

                The date of this supplement is December 30, 2004